UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2025

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39672	88-3772307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW, 6th Floor,
Washington, D.C. 20004
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202)793-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	NYSE
Warrants to purchase one share of Class A common stock	NOTE.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 30, 2025 (the “Amendment Date”), FiscalNote Holdings, Inc. (the “Company”) entered into amendments (the “Amendments”) to those certain letter agreements with each of Nautilus Venture Partners Fund I, L.P. (“Nautilus I”), Nautilus Venture Partners Fund II, L.P. (“Nautilus II”) and Wealth Plus Investments Ltd. (“Wealth Plus” and together with Nautilus I and Nautilus II, the “Investors”), dated as of March 25, 2025 (the “Letter Agreements”), modifying certain provisions of the Subordinated Convertible Promissory Notes issued by FiscalNote Intermediate Holdco, Inc. (f/k/a FiscalNote Holdings, Inc.) in favor of each of the Investors on August 26, 2019 (the “Notes”), as amended by the Letter Agreements (the “Amended Notes”). The Amendments extended the original maturity date of the Amended Notes to August 15, 2025 (as so extended, the “Original Maturity Date”). As consideration for entering into the Amendments, as of the Amendment Date, the Company increased the principal amount of the Amended Notes held by Nautilus I, Nautilus II and Wealth Plus by $27,272, $54,665 and $11,474, respectively (the “Extension Payments”).

The Amendments eliminated the Company’s right to issue Additional Shares (as defined in the Letter Agreements) and instead provide that the Company will be required to pay cash to the Investors to the extent the Investors’ sales of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), issued pursuant to the Company’s optional conversion right under the Amended Notes (the “Conversion Shares”) prior to the Original Maturity Date do not generate net cash proceeds to the Investors equal to the difference between (i) the sum of (a) the outstanding principal amount of the Amended Notes as of March 25, 2025 plus the Extension Payments, (b) all paid-in-kind (“PIK”) interest that would accrue under the Amended Notes through the Original Maturity Date (including on the Extension Payments), and (c) all brokerage fees, costs and expenses in selling the Conversion Shares (the “Amended Repayment Amount”) and (ii) the net cash proceeds received by the Investors from the sale of the Conversion Shares.

In the event the Company does not repay all obligations under the Amended Notes by the Original Maturity Date, the Investors are still entitled to receive the same consideration as if the Amended Notes had remained outstanding in the event the Company effects a Change of Control twelve (12) months after the later of (i) the Extended Maturity Date (as defined in the Letter Agreements) or (ii) the date of last payment of its obligations under the Amended Notes; provided that if, at any time following the Amendment Date, the Company repays in cash any part of its outstanding obligations owed under the Amended Notes by the Original Maturity Date, the twelve (12) month period will instead be thirty (30) months.

The Amendments also made certain conforming definitional changes to make clear that the Company’s payment obligations with respect to the Extended Maturity Date would include the Extension Payments plus any interest accrued thereon.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the form of Amendment, a copy of which is filed hereto as Exhibit 10.1 and is hereby incorporated by reference herein. The foregoing description of the Letter Agreements and Amended Notes are qualified in their entirety by reference to the form of Letter Agreement and form of Amended Note filed as Exhibits 10.37 and 10.38, respectively, to the Company Annual Report on Form 10-K filed on April 1, 2025, and are hereby incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The amendment of the Amended Notes and the issuance of the Extended Maturity Date Shares (as defined in the Letter Agreements), if any, were or will be effected pursuant to an exemption under Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Amendment, dated July 30, 2025, to Letter Agreement dated March 25, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Todd Aman
Name:	Todd Aman
Title:	Chief Legal & Administrative Officer

Date: August 5, 2025